Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 – Supplement	Distribution Date:	07/15/2013
	Period Type:	Accumulation

(i)		Monthly Principal Distributed	0.00	0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	204,860.83
		Class B Note Interest Requirement	33,255.35
		Net Class C Note Interest Requirement	72,789.63	310,905.81

(iii)		Collections of Principal Receivables		177,473,071.76

(iv)		Collections of Finance Charge Receivables		9,052,229.51

(v)		Aggregate Amount of Principal Receivables		2,022,685,658.09

		Investor Interest		725,000,000.00
		Adjusted Interest		603,200,000.00

		Floating Investor Percentage		29.82%
		Fixed Investor Percentage		35.84%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days		98.55%
		30 to 59 days		0.43%
		60 to 89 days		0.32%
		90 or more days		0.70%

		Total Receivables		100.00%

(vii)		Investor Default Amount		1,852,678.79

(viii)		Investor Charge-Offs		0.00

(ix)		Reimbursed Investor Charge-Offs		0.00

(x)		Net Investor Servicing Fee		200,583.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)		12.26%

(xii)		Reallocated Principal Collections		0.00

(xiii)		Accumulation Shortfall		0.00

(xiv)		Principal Funding Investment Proceeds		15,047.49

(xv)		Principal Funding Investment Shortfall		66,896.84

(xvi)		Available Investor Finance Charge Collections		8,733,269.98

(xvii)	Note Rate	Class A	0.43250%
		Class B	0.84250%
		Class C	1.44250%

(xviii)		Spread Account		7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President